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                                                                    EXHIBIT 99.4

     Executive Officers and Directors of Sun Media Investment Holdings Ltd.

Set forth below are the names, titles, citizenship, principal occupations and business addresses of the executive officers and directors of Sun Media
Investment Holdings Ltd.
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Name, Title and Citizenship                      Principal Occupation and Business Address

Ms. Yang Lan                                     Director and Chairman
Director and Chairman                            Sun Media Group Holdings Limited
People's Republic of China                       No. 387
                                                 Yong Jia Road
                                                 Shanghai 200031
                                                 People's Republic of China

Mr. Bruno Wu                                     Director and Group Chief Executive Officer
Director and Group Chief Executive Officer       Sun Media Group Holdings Limited
United States of America                         No. 387
                                                 Yong Jia Road
                                                 Shanghai 200031
                                                 People's Republic of China
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